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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------

GlobeSpan Press Contact:             Virata Press Contact:
Bob McMullan                         Kelly Karr (PR)        James Fraser, CFA
Chief Financial Officer              408-566-1026           Director of Investor
                                     kkarr@virata.com       Relations
                                                            408-566-1098
732-345-7558                                                jfraser@virata.com

Shareholders may also contact:
Innisfree M&A Incorporated
In North America, call Toll-Free: (888) 750-5834
All others may call collect: (212) 750-5833


  GlobeSpan and Virata Announce the Early Termination of the Hart-Scott-Rodino
  ----------------------------------------------------------------------------
                                 Waiting Period
                                 --------------

     Red Bank, New Jersey and Santa Clara, California -- November 14, 2001 - GlobeSpan, Inc. (NASDAQ: GSPN) and Virata Corporation (NASDAQ: VRTA) announced that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has been granted today with respect to the previously-announced merger between GlobeSpan and Virata. The merger is currently expected to close in December of 2001 pending approval by the GlobeSpan stockholders and the Virata stockholders and the satisfaction of other customary closing conditions.

About GlobeSpan
---------------

GlobeSpan, Inc. is a leading provider of advanced integrated circuits, software and system designs that enable broadband digital communications to homes and business enterprises. We primarily design, develop and supply our solutions for use in digital subscriber line (DSL) applications, or DSL networks, which enable high-speed data transmission over the existing copper telephone lines at rates over 100 times faster than today's 56 kilobit modem technologies.

GlobeSpan has used seven years of field experience in implementing DSL technology to successfully bring proven DSL chipset solutions to market. The company's core engineering team includes individuals who were among the earliest developers of DSL technology at AT&T Bell Labs. GlobeSpan offers a broad suite of DSL solutions, including ADSL, HDSL, HDSL2, SHDSL and SDSL chipsets based on DMT, 2B1Q, PAM and CAP line codes. To date, the company has shipped millions of DSL chipsets to a customer base of more than 150 DSL equipment manufacturers representing a considerable share of this emerging market. GlobeSpan, Inc. is based at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached at +1-732-345-7500 or at http://www.globespan.net. The GlobeSpan name and logo are registered trademarks.

GlobeSpan Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Except for historical information contained herein, this press release contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Actual events may differ materially from those projected in these

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forward-looking statements. Factors that might cause a difference include, but are not limited to, those relating to risks of not being able to obtain or additional delay in obtaining the requisite approvals and, if obtained, the form that such approvals may take, risks that either GlobeSpan or Virata shareholders may not approve the transaction, and risks that the merger will not be consummated. We refer you to the documents GlobeSpan files from time to time with the Securities and Exchange Commission, in particular the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000, and other reports and filings made with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly the forward-looking information contained in this press release for any reason.

About Virata
------------

Virata provides communications software and semiconductors to manufacturers of DSL, wireless, satellite, and other broadband networking equipment. Virata's suite of processor-independent software products provide developers with complete, field-proven implementations of networking functions, including ATM, MPLS, and web servers, removing the need to write and validate new software code.

Virata also pre-integrates its extensive suite of communications software with its powerful and cost-effective communications processors to create Integrated Software on Silicon(TM) (ISOS(TM)) products. These ISOS solutions assist customers in developing a diverse range of broadband wireless and wireline equipment including DSL modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access and customer premises markets. Virata's products also help equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

Virata is a principal member of the ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, OpenDSL consortium and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California. For more information, please visit www.virata.com.

Virata is a registered trademark and ISOS and Integrated Software on Silicon are trademarks of Virata Corporation.

Virata Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual events may differ materially. Factors that might cause a difference include, but are not limited to, those relating to those relating to risks of not being able to obtain or additional delay in obtaining the requisite approvals and, if obtained, the form that such approvals may take, risks that either GlobeSpan or Virata shareholders may not approve the transaction, risks that the merger will not be consummated and other risk factors listed from time to time in the reports and other documents Virata files with the Securities and Exchange Commission, including without limitation, the report on Form 10-Q for the quarter ended September 30, 2001. Virata assumes no obligation to revise or update the forward-looking statements contained in this press release to reflect events or circumstances after the date hereof.

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